Exhibit 99.1

TOYS“R”US, INC. ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2010

WAYNE, NJ (September 10, 2010) – Toys“R”Us, Inc. today reported financial results for the second quarter ended July 31, 2010.

Second Quarter Highlights

•

Comparable store net sales grew 0.6% in the Domestic segment and declined 3.2% in the International segment, as increases in most product categories were offset by a decline in video games. Total net sales were $2.6 billion, versus $2.6 billion in the prior year.

•

Gross margin as a percentage of Net sales, improved to 37.4%, compared to 37.0% in the second quarter of fiscal 2009, driven by improvements in sales mix away from lower margin products and by better levels of profitability on existing products.

•

Selling, general and administrative expenses (“SG&A”) increased by $27 million in the quarter. The majority of this increase was driven by a one-time, non-cash lease accounting charge of $16 million that related to the cumulative correction of prior periods. As a result of this correction, future rent expense will be less than previously anticipated by a commensurate amount. Also contributing to the higher SG&A expenses were increases in store-level payroll to support sales at existing and new locations, and rent expense related to new locations, which include the company’s significantly expanded 2010 pop-up store presence. These increases were partially offset by our cost-saving initiatives.

•	Adjusted EBITDA[1] was $138 million, compared to $145 million in the second quarter of fiscal 2009.

•

Net loss was $14 million, compared to net earnings of $27 million for the second quarter of fiscal 2009. The entire decline in net income for the quarter was due to the impact of three major non-comparable items. The major non-comparable elements between the two years were a $51 million pre-tax benefit from the non-recurring Amazon litigation settlement that was recognized in the second quarter of fiscal 2009, the $16 million pre-tax lease accounting charge referred to above, and a $4 million reduction in the net tax benefits associated with discrete items in fiscal 2010 as compared to fiscal 2009.

•	Subsequent to quarter end, the Company completed three significant refinancings resulting in a significantly improved debt maturity profile.

Jerry Storch, Chairman and CEO, Toys“R”Us, Inc., remarked, “We are pleased with our business performance in the second quarter, reflecting a disciplined approach to the key fundamentals of driving sales, controlling expenses and improving margins. Our focus in the quarter effectively balanced these immediate priorities, together with intense preparation for our core holiday season ahead. As a result, we invested significantly to support our overall growth strategy and position the company well to compete aggressively in the upcoming quarters.”

“In preparing for the holiday shopping season, we began to build our strong inventory position on hot toys, and to open hundreds of Toys“R”Us Express pop-up stores across the United States. Our planned roll-out of 600 pop-up locations represents a doubling of the Domestic Toys“R”Us stores that will be available to meet customer shopping needs this holiday season.”

Mr. Storch continued, “During the second quarter, we also continued the successful integration of our toy and juvenile businesses completing a total of 19 side-by-side store conversions, 12 in the United States and seven internationally. In addition, we opened our new sourcing and quality assurance office in Shenzhen, China, marking a significant step forward for our supply chain initiative to benefit our global enterprise over the long-term.”

Domestic Segment

Second Quarter Highlights

•	Net Sales were $1.600 billion, compared to $1.576 billion in the second quarter of fiscal 2009, driven by comparable store net sales growth and new pop-up locations.

•

Comparable store net sales were up 0.6%, primarily due to increases in the core toy and seasonal categories, partially offset by a decline in the entertainment category (which includes video game hardware and software).

•	Gross margin as a percentage of Net sales, was 36.5% compared to 36.7% in the second quarter of fiscal 2009.

•

Operating earnings were $57 million, compared to $79 million in the second quarter of fiscal 2009, with the change primarily due to an increase in SG&A as the result of the previously mentioned non-cash $16 million lease accounting charge related to the cumulative correction of prior periods, the increase in store-level payroll at new and existing locations and rent expense related to new locations, which includes pop-up stores.

International Segment

Second Quarter Highlights

•

Net Sales were $965 million, compared to $991 million in the second quarter of fiscal 2009, driven by comparable store net sales decline, partially offset by sales increases attributable to new owned locations.

•	Comparable store net sales declined by 3.2%, predominantly due to decreases in the entertainment category (which includes video game hardware and software).

•	Gross margin as a percentage of Net sales, was 38.9% compared to 37.5% in the second quarter of fiscal 2009.

•

Operating earnings were $39 million, compared to $17 million in the second quarter of fiscal 2009, with the change primarily due to a reduction in SG&A and an improvement in gross margin. The reduction in SG&A was predominantly driven by reduced costs as a result of cost-saving initiatives and a change in allocation of certain non-store payroll from our International segment to our corporate division.

New Financing Agreements

Following the end of the quarter, the company completed three significant refinancings. These refinancings consisted of a 6-year, $700 million secured term loan and a $350 million offering of 6-year, senior secured notes, both for Toys “R” Us – Delaware, the proceeds from which were primarily used to repay an $800 million secured term loan and a $181 million unsecured financing due in fiscal 2012. In addition, the company completed a $1.85 billion, 5-year secured revolving credit facility for both Toys “R” Us – Delaware and Toys “R” Us - Canada, which replaced the prior $1.63 billion facility at reduced fees and borrowing costs. These refinancings provide the company with significantly improved flexibility and liquidity.

Capital Spending

The company’s capital expenditure program is a key component of its long-term integration strategy, which combines the toys and juvenile businesses under one roof. During the second quarter of fiscal 2010, the company invested $77 million in property and equipment primarily to expand and remodel existing stores and upgrade its information technology systems and capabilities, compared to $59 million in the second quarter of fiscal 2009. For the entire 2010 fiscal year, the company intends to spend approximately $396 million on capital expenditures, reflecting a sharp increase in the planned side-by-side remodel and new store activity.

Further information regarding the company’s financial performance for the second quarter, and first half, of fiscal 2010 is presented in its Interim Report on Form 10-Q, which was filed with the Securities and Exchange Commission on September 10, 2010.

[1]	The company prefers to use Adjusted EBITDA as its principal tool for evaluating operating results and in comparing performance on a period to period basis, because it generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions and it substantially eliminates the effects of one-time or unusual income or expense items. EBITDA and Adjusted EBITDA are non-GAAP measures. A detailed description and reconciliation of EBITDA and Adjusted EBITDA are set forth at the end of this press release.

About Toys “R” Us, Inc.

Toys “R” Us, Inc. is the world’s leading specialty toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. It currently sells merchandise in more than 1,560 stores, including 848 Toys “R” Us and Babies “R” Us stores in the United States, and more than 510 international stores and 200 licensed stores in 33 countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells distinctive toys in the brand’s flagship store on Fifth Avenue in New York City. With its portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com, FAO.com and babyuniverse.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys “R” Us, Inc. employs approximately 70,000 associates worldwide. The Company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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For more information please contact:

Bruce Bishop, Vice President, Investor Relations at 973-617-5160 or Bruce.Bishop@toysrus.com

Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

Condensed Consolidated Statements of Operations

Unaudited

	13 Weeks Ended		26 Weeks Ended
(In millions)	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Net sales	$2,565	$2,567	$5,173	$5,044
Cost of sales	1,606	1,616	3,270	3,203

Gross margin	959	951	1,903	1,841

Selling, general and administrative expenses	855	828	1,713	1,616
Depreciation and amortization	98	101	192	194
Other income, net	(17)	(64)	(29)	(76)

Total operating expenses	936	865	1,876	1,734

Operating earnings	23	86	27	107
Interest expense	(120)	(117)	(245)	(211)
Interest income	1	2	3	4

Loss before income taxes	(96)	(29)	(215)	(100)
Income tax benefit	82	54	145	85

Net (loss) earnings	(14)	25	(70)	(15)
Less: Net loss attributable to noncontrolling interest	—	2	1	7

Net (loss) earnings attributable to Toys “R” Us, Inc.	$(14)	$27	$(69)	$(8)

Condensed Consolidated Balance Sheets

Unaudited

(In millions)	July 31, 2010	January 30, 2010	August 1, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$176	$1,126	$149
Accounts and other receivables	281	202	249
Merchandise inventories	2,309	1,810	2,164
Current deferred tax assets	99	102	82
Prepaid expenses and other current assets	160	144	160

Total current assets	3,025	3,384	2,804
Property and equipment, net	4,012	4,084	4,181
Goodwill, net	383	382	379
Deferred tax assets	169	181	236
Restricted cash	31	44	76
Other assets	476	502	496

	$8,096	$8,577	$8,172

LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Short-term borrowings	$—	$—	$36
Accounts payable	1,334	1,680	1,300
Accrued expenses and other current liabilities	700	851	688
Income taxes payable	33	72	28
Current portion of long-term debt	298	162	33

Total current liabilities	2,365	2,765	2,085
Long-term debt	5,055	5,034	5,496
Deferred tax liabilities	63	63	55
Deferred rent liabilities	300	275	269
Other non-current liabilities	274	323	372
Toys “R” Us, Inc. stockholders’ equity (deficit)	39	85	(214)
Noncontrolling interest	—	32	109

Total equity (deficit)	39	117	(105)

	$8,096	$8,577	$8,172

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors of the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s GAAP financial data. We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.

In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors and ultimately monitor our capacity to generate returns for our stockholders.

Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.

A reconciliation of net (loss) earnings attributable to Toys “R” Us, Inc. to EBITDA and Adjusted EBITDA for the second quarters of fiscal 2010 and 2009 is as follows:

	13 Weeks Ended
(In millions)	July 31, 2010	August 1, 2009
Net (loss) earnings attributable to Toys “R” Us, Inc.	$(14)	$27
Add:
Income tax benefit	(82)	(54)
Interest expense, net	119	115
Depreciation and amortization	98	101
EBITDA	121	189

Adjustments:
Prior period lease accounting (a)	16	—
Sponsor management and advisory fees (b)	5	4
Gain on sale of properties (c)	(5)	(1)
Restructuring (d)	1	1
Net loss attributable to noncontrolling interest (e)	—	(2)
Impairment on long-lived assets (f)	—	5
Gain on settlement of litigation (g)	—	(51)

Adjusted EBITDA (h)	$138	$145

(a)	Represents a non-cash cumulative correction of prior period straight-line lease accounting.

(b)	Represents the fees paid to Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Vornado Realty Trust (collectively, the “Sponsors”) in accordance with the advisory agreement.
(c)	Represents the sale of idle properties.
(d)	Restructuring and other charges consist primarily of costs incurred from the Company’s 2003 and 2005 restructuring initiatives. The additional charges are primarily due to changes in management’s estimates for events such as lease terminations, assignments and sublease income adjustments.
(e)	Excludes noncontrolling interest in Toys “R” Us – Japan.
(f)	These impairments were primarily due to the relocation of certain stores and a decrease in real estate market value.
(g)	Represents a $51 million gain recorded in Other (income) expense, net related to the litigation settlement with Amazon in fiscal 2009.
(h)	Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance. Although the nature of many of these income and expense items is recurring, we have historically excluded such impact from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, restructuring charges, impact of litigation, noncontrolling interest, gain (loss) on sale of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies. Our Adjusted EBITDA calculation has changed from the prior year, as our current calculation no longer adjusts for the impact of items such as foreign currency translation, changes in ownership of Toys – Japan, merchandise purchase hedges and other miscellaneous items.